EXHIBIT 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF EDGAR ONLINE, INC.

I, Philip D. Moyer, certify that:

1) I have reviewed this annual report on Form 10-K/A of EDGAR Online, Inc.; and

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2010	By:	/s/ PHILIP D. MOYER
Philip D. Moyer
President and Chief Executive Officer